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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 19, 1999, except for Note 1, as to which the date is May 27, 1999, relating to the financial statement of Health Extras, LLC, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

McLean, Virginia
July 26, 1999